EXHIBIT 99.3

Schedule of Transactions in response to Item 5(c)

The following tables set forth all transactions in shares of Common Stock effected by the Reporting Person since the filing of Amendment No. 1 on September 8, 2026, on behalf of the investment vehicles it manages.  All such transactions were effected in the open market through a broker, and the prices per share exclude commissions.  The transactions were executed in multiple lots at prices ranging from the Low Price per Share to the High Price per Share, inclusive, as identified in the tables below.  The Reporting Person undertakes to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares of Common Stock purchased or sold at each separate price within the ranges set forth in the tables below.

For the Account of Acacia Conservation Fund, LP:

Date	Quantity	Purchase or Sale	Volume-Weighted Average Price per Share	Low Price per Share	High Price per Share
9/9/2026	47,353	Purchase	$282.4808(1)	$280.03(1)	$286.58(1)
9/10/2026	36,647	Purchase	$280.8635(1)	$278.85(1)	$284.72(1)
9/17/2026	28,000	Purchase	$266.0621(1)	$260.40(1)	$270.00(1)
9/18/2026	37,650	Purchase	$249.8798(1)	$246.63(1)	$253.20(1)

(1)
The volume-weighted average price per share, low price per share, and high price per share, broken out by $1.00 price ranges consistent with SEC staff guidance, for these transactions are set forth in the tables below:

Lot 1	DATE	QUANTITY
	9/9/2026	3,550
VWAP	MIN PRICE	MAX PRICE
280.0647042	280.03	280.98
Lot 2	DATE	QUANTITY
	9/9/2026	8,059
VWAP	MIN PRICE	MAX PRICE
281.6809337	281.085	282.06
Lot 3	DATE	QUANTITY
	9/9/2026	23,449
VWAP	MIN PRICE	MAX PRICE
282.2117903	282.085	283.075
Lot 4	DATE	QUANTITY
	9/9/2026	10,117
VWAP	MIN PRICE	MAX PRICE
283.8900341	283.12	284.115
Lot 5	DATE	QUANTITY
	9/9/2026	421
VWAP	MIN PRICE	MAX PRICE
284.6007363	284.13	285.08
Lot 6	DATE	QUANTITY
	9/9/2026	739
VWAP	MIN PRICE	MAX PRICE
285.538092	285.135	285.91
Lot 7	DATE	QUANTITY
	9/9/2026	1,018
VWAP	MIN PRICE	MAX PRICE
286.3323183	286.16	286.58

Lot 1	DATE	QUANTITY
	9/10/2026	5,000
VWAP	MIN PRICE	MAX PRICE
279.3828092	278.85	279.755
Lot 2	DATE	QUANTITY
	9/10/2026	10,883
VWAP	MIN PRICE	MAX PRICE
280.4811373	279.865	280.86
Lot 3	DATE	QUANTITY
	9/10/2026	18,196
VWAP	MIN PRICE	MAX PRICE
281.2875982	280.87	281.84
Lot 4	DATE	QUANTITY
	9/10/2026	2,146
VWAP	MIN PRICE	MAX PRICE
282.1129525	281.88	282.54
Lot 5	DATE	QUANTITY
	9/10/2026	222
VWAP	MIN PRICE	MAX PRICE
282.9876577	282.88	283.11
Lot 6	DATE	QUANTITY
	9/10/2026	200
VWAP	MIN PRICE	MAX PRICE
284.33	284.23	284.72

Lot 1	DATE	QUANTITY
	9/17/2026	1,200
VWAP	MIN PRICE	MAX PRICE
260.8176417	260.40	261.36
Lot 2	DATE	QUANTITY
	9/17/2026	5,705
VWAP	MIN PRICE	MAX PRICE
261.8366477	261.41	262.31
Lot 3	DATE	QUANTITY
	9/17/2026	326
VWAP	MIN PRICE	MAX PRICE
262.7797853	262.50	263.30
Lot 4	DATE	QUANTITY
	9/17/2026	3,181
VWAP	MIN PRICE	MAX PRICE
264.1456869	263.63	264.57
Lot 5	DATE	QUANTITY
	9/17/2026	820
VWAP	MIN PRICE	MAX PRICE
265.2880488	264.77	265.47
Lot 6	DATE	QUANTITY
	9/17/2026	1,640
VWAP	MIN PRICE	MAX PRICE
266.2281707	265.935	266.49
Lot 7	DATE	QUANTITY
	9/17/2026	8,828
VWAP	MIN PRICE	MAX PRICE
267.8536588	267.045	268.00
Lot 8	DATE	QUANTITY
	9/17/2026	2,380
VWAP	MIN PRICE	MAX PRICE
269.0552941	268.43	269.22
Lot 9	DATE	QUANTITY
	9/17/2026	3,920
VWAP	MIN PRICE	MAX PRICE
269.8858163	269.76	270.00

Lot 1	DATE	QUANTITY
	9/18/2026	513
VWAP	MIN PRICE	MAX PRICE
247.1733138	246.63	247.55
Lot 2	DATE	QUANTITY
	9/18/2026	5,395
VWAP	MIN PRICE	MAX PRICE
248.3581154	247.75	248.745
Lot 3	DATE	QUANTITY
	9/18/2026	10,821
VWAP	MIN PRICE	MAX PRICE
249.0755752	248.79	249.7766
Lot 4	DATE	QUANTITY
	9/18/2026	12,079
VWAP	MIN PRICE	MAX PRICE
250.0719639	249.80	250.745
Lot 5	DATE	QUANTITY
	9/18/2026	6,762
VWAP	MIN PRICE	MAX PRICE
251.2431729	250.80	251.50
Lot 6	DATE	QUANTITY
	9/18/2026	120
VWAP	MIN PRICE	MAX PRICE
251.9833333	251.98	251.985
Lot 7	DATE	QUANTITY
	9/18/2026	1,960
VWAP	MIN PRICE	MAX PRICE
253.20	253.20	253.20